UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2007

EUOKO, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51163

(Commission File Number)

98-0371180

(IRS Employer Identification No.)

Suite 314 – 837 West Hastings Street, Vancouver, British Columbia V6C 3N6

(Address of principal executive offices and Zip Code)

604-684-6412

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On July 23, 2007 we entered into an amended and restated share exchange agreement to amend a letter agreement with Brandon C. Truaxe, Julio Torres and CMMG Finance Inc. signed on April 5, 2007. The amending agreement provides that we will acquire all of the issued and outstanding shares of Euoko Inc. Canada, a private Canadian company engaged in the business of the development, marketing and distribution of luxury skin treatments.

The agreement requires that the closing take place on or before October 31, 2007, failing which, any party may elect to terminate the agreement.

Item 7.01	Regulation FD Disclosure

On July 25, 2007, our company issued a news release announcing the entering into of an amended and restated share exchange agreement amending a letter agreement entered into on April 5, 2007.

Item 9.01	Financial Statements and Exhibits.
10.1	Amended and Restated Share Exchange Agreement
99.1	News release dated July 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUOKO, INC.

/s/ Dwight Webb

Dwight Webb

President and Director

Date:	July 26, 2007